Exhibit 99.8

RIGHTS CERTIFICATE NO. THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED [ • ], 2014 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM UNITY BANCORP, INC. AT (800) 618-2265. The Rights Offering expires at 5:00 p.m., Eastern Time, on [ • ], 2014. Unity Bancorp, Inc. (the “Company”) may extend the rights offering without notice to you until [ • ], 2014 (such date and time, as it may be extended, the “Expiration Date”). INCORPORATED UNDER THE LAWS OF THE STATE OF NEW JERSEY NUMBER OF RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE SEE REVERSE FOR CERTAIN DEFINITIONS REGISTERED OWNER: SUBSCRIPTION RIGHTS CERTIFICATE Evidencing Non-Transferable Rights to Purchase Shares of Common Stock Subscription Price: $[ • ] Per Share VOID IF NOT EXERCISED ON OR BEFORE THE EXPIRATION DATE The Company has distributed, at no charge, to each holder of record of the Company’s Common Stock, no par per share (“Common Stock”), (each a “Record Date Stockholder”), as of 5:00 Eastern Time on [ • ] (the “Record Date”) one subscription right (“Subscription Right”) for each share of Common Stock held as of the close of business on the Record Date. Each Subscription Right entitles a Record Date Stockholder to a basic subscription right (the “Basic Subscription Right”) and follow-on option (the “Follow-On Option”). The Basic Subscription Right gives each Record Date Stockholder the opportunity to purchase 1 share for every 10 Basic Subscription Rights held at a price of $[ • ] per Share of Common Stock. Fractional shares of Company Common Stock resulting from the exercise of the Basic Subscription Right will be eliminated by rounding down to the nearest whole share. In the event that a Record Date Stockholder purchases all of the shares of Company Common Stock available pursuant to the Record Date Stockholder’s Basic Subscription Right, the Record Date Stockholder may also choose to exercise an Follow-On Option, subject to the Company’s acceptance of such subscription, reduction or proration and other limitations as described in the Prospectus, to subscribe for a portion of any shares of Company Common Stock that are not purchased by other Record Date Stockholders through the exercise of their Basic Subscription Rights. DATED: NEED SIGNATURE NEED SIGNATURE SECRETARY PRESIDENT AND CHIEF EXECUTIVE OFFICER COUNTERSIGNED AND REGISTERED REGISTRAR AND TRANSER COMPANY (CRANFORD, NJ) TRANSFER AGENT AND REGISTRAR BY AUTHORIZED SIGNATURE .

DELIVERY OPTIONS FOR RIGHTS CERTIFICATE DELIVERY OF THIS SUBSCRIPTION RIGHTS CERTIFICATE TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY Delivery by facsimile will not constitute valid delivery. PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY. Method Of Exercise Of Rights In order to exercise your Basic Subscription Right and Follow-On Option, you must properly complete and sign this Rights Certifi in Section 2 below where indicated and return it to the Subscription Agent, Registrar and Transfer Company, together with payment in full for an amount equal to the subscription price multiplied by the total number of shares of Common Stock subscribed for under your Basic Subscription Right and Over- Subscription Option. To be timely, the Subscription Agent must receive the properly completed and executed Rights Certifi and payment in full for the shares of Common Stock subscribed for at or before 5:00 p.m., Eastern Time, on [ • ], 2014, unless such date is extended by the Company to no later than [ • ], 2014. Full payment for the shares of Common Stock subscribed for pursuant to your Basic Subscription Right and Follow-On Option must be made payable in United States dollars by wire transfer, personal check drawn on a U.S. bank, or certified check drawn on Unity Bancorp, in each case payable to “Registrar and Transfer Company.” You will not be paid any interest on funds paid to the Subscription Agent regardless of whether the funds are applied to the subscription price or returned to you. SECTION 1: EXERCISE AND SUBSCRIPTION: The number of Subscription Rights represented by this Rights Certificate and the maximum number of shares of Common Stock for which you may subscribe under your Basic Subscription Right are set forth on the front of this Rights Certificate. The undersigned hereby irrevocably exercises one or more Subscription Rights to subscribe for shares of Common Stock as indicated below, on the terms and subject to the conditions specified in the Prospectus. Step 1 – Basic Subscription Right I wish to exercise my full Basic Subscription Right or a portion thereof as follows: Number of Shares SECTION 2: SUBSCRIPTION AUTHORIZATION: I acknowledge that I have received the Prospectus for this offering of Subscription Rights and I hereby irrevocably subscribe for the number of shares of Common Stock indicated above on the terms and conditions set forth in the Prospectus. Signature of Subscriber(s) (address if different than that listed on this Rights Certificate) Telephone number (including area code) SECTION 3: SPECIAL ISSUANCE INSTRUCTIONS (IF YOU COMPLETE THIS SECTION, YOU MUST ALSO COMPLETE SECTIONS 4 AND 5): The Subscription Rights are not transferable in any way, except by operation of law. By executing below, you hereby represent and warrant that the person in whose name you are requesting that we issue the Common Stock is a transferee by operation of law. Evidence satisfactory to the Company that any such permitted transfer is proper must be delivered by mail, hand, express mail or overnight courier to Registrar and Transfer Company at the address specifi above prior to the Expiration Date. Complete the following ONLY if the shares of Common Stock subscribed for are to be issued in a name other than that of the registered holder. Issue Shares to: Soc. Sec. #/Tax ID#: Address: of Common Stock Subscribed for Under Your Basic Subscription Right Subscription Price X $ Step 2 – Follow-On Option Payment Due Under Basic Subscription Right = $ SECTION 4: ACKNOWLEDGMENT (TO BE COMPLETED ONLY IF YOU COMPLETED SECTION 3. IF YOU COMPLETE THIS SECTION, YOU MUST ALSO COMPLETE SECTION 5): I/We acknowledge receipt of the Prospectus and understand that, after delivery to Registrar and Transfer Company as Subscription Agent, I/we may not modify or revoke this Rights Certificate. Under penalties of perjury, I/we certify that the information contained herein, including the social security number or taxpayer identification number given I have exercised my full Basic Subscription Right and in addition to my full Basic Subscription Right I wish to subscribe for additional shares under my Follow-On Option as follows: Number of Shares above, is correct. The signature below must correspond with the name of the registered holder exactly as it appears on the books of the Company’s transfer agent without any alteration or change whatsoever. of Common Stock Subscribed for Under Your Follow-On Option* Subscription Price X $ Payment Due Under Over- Subscription Option = $ Signature(s) of Registered Holder: Date: If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a Step 3 – Total Shares and Total Amount Enclosed Total Shares: Subscription Price Total Amount Enclosed: fiduciary or representative capacity, please provide the following information (please print). X $ Number of Shares = $ Total Payments Name: Soc. Sec. #/Tax ID #: Capacity: of Common Stock Subscribed for under Basic Subscription Right (Step 1) plus Follow-On Option (Step 2) Due under Basic Subscription Right (Step 1) plus Follow-On (Step 2) Address: Phone: SECTION 5: GUARANTEE OF SIGNATURES (TO BE COMPLETED ONLY IF YOU COMPLETED SECTIONS 3 AND 4): All Subscription Right holders who specify special issuance or delivery instructions must have their signatures guaranteed by an Eligible Guarantor Institution, as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended. Name of Firm: Authorized Signature: Address: Name: City, State, Zip Code: Title: Area Code and Telephone Number: Any questions regarding this Rights Certificate or submitting payments in the Rights Offering may be directed to Registrar and Transfer Company at (800) 368-5948 or info@rtco.com. You are advised to review the Prospectus and the Instructions as to Use of Unity Bancorp, Inc. Rights Certificates included with this Rights Certificate. Additional copies of these materials may be obtained from the Company by calling Alan Bedner at (800) 618-2265.